Exhibit 99.1

Akcea Announces Appointment of New Chief Commercial Officer

Kyle Jenne promoted from previous role as U.S. commercial lead to support continued strategic expansion of global commercial operations

BOSTON, Oct. 23, 2019 – Akcea Therapeutics, Inc. (NASDAQ: AKCA), a majority-owned affiliate of Ionis Pharmaceuticals, Inc., announced today that the company has promoted Kyle Jenne to chief commercial officer. This promotion is part of Akcea’s strategy to expand our operations as we continue to further invest in the TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen) launches globally, add new antisense assets to our pipeline and support the potential in-licensing of additional investigational therapies to address rare and serious unmet medical needs.

“Kyle has the depth of experience necessary to help us build on our momentum as a global organization, execute on our current launches, and plan for new commercial opportunities in the years ahead. Having had a key role in building our commercial organization over the last two years, Kyle also is very familiar with the hATTR and FCS communities and is committed to both the clinician and patient communities we serve,” said Damien McDevitt, Ph.D., Akcea’s interim chief executive officer.

Mr. Jenne joined Akcea in May 2017 as the U.S. commercial head and built the company’s first sales force and executed the launch of TEGSEDI in the U.S. With two decades of commercial experience in the biopharmaceutical industry, he has led the build-out and leadership of organizations in many therapeutic areas, including cardiovascular and lipid-driven diseases, rare diseases and oncology. Mr. Jenne has held leadership positions at Acorda Therapeutics, Pfizer, Inc. and Mallinckrodt Pharmaceuticals and was responsible for the design, development and implementation of patient support programs and payer strategies in the U.S. for rare disease products. He holds a BS in marketing from Arizona State University.

“Being a leader at a company with two commercial-stage products and a very promising pipeline of drugs that can make a meaningful difference in patients’ lives is a remarkable opportunity,” said Mr. Jenne. “I am excited to work more closely with the executive leadership team in advancing these therapies and bringing new treatment options to patients around the world.”

ABOUT AKCEA THERAPEUTICS, INC.

Akcea Therapeutics, Inc., a majority-owned affiliate of Ionis Pharmaceuticals, Inc. (NASDAQ: IONS), is a biopharmaceutical company focused on developing and commercializing drugs to treat patients with serious and rare diseases. Akcea is commercializing TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen) as well as advancing a mature pipeline of novel drugs, including AKCEA-APO(a)-LRx, AKCEA-ANGPTL3-LRx, AKCEA-APOCIII-LRx, and AKCEA-TTR-LRx, with the potential to treat multiple diseases. All six drugs were discovered by Ionis, a leader in antisense therapeutics, and are based on Ionis’ proprietary antisense technology. TEGSEDI is approved in the U.S., E.U. and Canada. WAYLIVRA is approved in the E.U. and is currently in Phase 3 clinical development for the treatment of people with familial partial lipodystrophy, or FPL. Akcea is building the infrastructure to commercialize its drugs globally. Akcea is a global company headquartered in Boston, Massachusetts. Additional information about Akcea is available at www.akceatx.com and you can follow us on twitter at @akceatx.

FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements regarding the business of Akcea Therapeutics, Inc. Any statement describing Akcea’s goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of Akcea’s drugs in development is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Akcea’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Akcea’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Akcea. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Akcea’s programs are described in additional detail in Akcea’s quarterly reports on Form 10-Q and annual reports on Form 10-K, which are on file with the SEC. Copies of these and other documents are available from the company.

In this press release, unless the context requires otherwise, “Ionis,” “Akcea,” “Company,” “Companies,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and/or Akcea Therapeutics.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc., Akcea Therapeutics®, TEGSEDI® and WAYLIVRA® are trademarks of Akcea Therapeutics, Inc.

Akcea Investor Contact:

Kathleen Gallagher

Vice President, Corporate Communications and Investor Relations

(617)-207-8509

kgallagher@akceatx.com

Akcea Media Contact:

Bill Berry

Berry & Company

T: 212 253-8881

bberry@berrypr.com

Lynn Granito

Berry & Company

T: 212 253-8881

lgranito@berrypr.com